EXHIBIT 7.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of AsiaInfo-Linkage, Inc. and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

[Signatures Pages Follow]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 14th day of May, 2013.

POWER JOY (CAYMAN) LIMITED

By:	/s/ Ji Zhen
Name: Ji Zhen
Title: Authorised Signatory

EDWARD TIAN

By:	/s/ Edward Tian
Name: Edward Tian

JEAN QIN KONG

By:	/s/ Jean Qin Kong
Name: Jean Qin Kong

PACIFICINFO LIMITED

By:	/s/ Edward Tian
Name: Edward Tian
Title: Director

JIAN (JAMES) DING

By:	/s/ Jian Ding
Name: Jian Ding

NEW MEDIA CHINA INVESTMENT I, LTD.

By:	/s/ Jian Ding
Name: Jian Ding
Title: Director

STEVE ZHANG

By:	/s/ Steve Zhang
Name: Steve Zhang

[Signature Page to Joint Filing Agreement]